As filed with the Securities and Exchange Commission on August 21, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

C1 Financial, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida		46-4241720
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
100 5th Street South St. Petersburg, Florida 33701 (877) 266-2265
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

C1 Financial, Inc. 2014 Omnibus Incentive Plan C1 Financial, Inc. 2014 Employee Stock Purchase Plan (Full title of the plans)

Trevor R. Burgess Chief Executive Officer C1 Financial, Inc. 100 5th Street South St. Petersburg, Florida 33701 (877) 266-2265
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to: Manuel Garciadiaz Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Registrant. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Registrant” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting Registrant)	Smaller reporting Registrant	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (4)	Proposed maximum aggregate offering price (4)	Amount of registration fee
Common Stock, par value $1.00 per share, to be issued pursuant to the C1 Financial, Inc. 2014 Omnibus Incentive Plan	1,000,000 (2)	16.78	16,780,000	2,161.27
Common Stock, par value $1.00 per share, to be issued pursuant to the C1 Financial, Inc. Employee Stock Purchase Plan	1,000,000 (3)	16.78	16,780,000	2,161.27

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $1.00 per share (“Common Stock”), which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of Common Stock.

(2)	Shares of Common Stock to be issued pursuant to future awards under the C1 Financial, Inc. 2014 Omnibus Incentive Plan.

(3)	Shares of Common Stock to be issued pursuant to future awards under the C1 Financial, Inc. 2014 Employee Stock Purchase Plan.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per share is the average of the high and low prices of our Common Stock as reported on the New York Stock Exchange on August 19, 2014 (rounded up to the nearest cent).

PART 1

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the C1 Financial, Inc. 2014 Omnibus Incentive Plan (the “Incentive Plan”) and the C1 Financial, Inc. 2014 Employee Stock Purchase Plan (the “ESPP”) as required by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                 Incorporation of Documents by Reference.

The following documents, which have been filed by C1 Financial, Inc. (the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(1)
The Registrant’s prospectus, dated August 13, 2014, filed with the Commission pursuant to Rule 424(b) under the Securities Act, in connection with the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-197360) that contains audited financial statements for the latest fiscal year; and

(2)
The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 11, 2014, pursuant to Section 12(b) of the Exchange Act including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                 Description of Securities.

Not applicable.

Item 5.                 Interests of Named Experts and Counsel.

Not applicable.

Item 6.                 Indemnification of Directors and Officers.

Under Florida law, a corporation may indemnify its directors and officers against liability if the director or officer acted in good faith and with a reasonable belief that his actions were in the best interests of the corporation, or at least not adverse to the corporation’s best interests, and, in a criminal proceeding, if the individual had no reasonable cause to believe that the conduct in question was unlawful. Under Florida law, a corporation may not indemnify an officer or director against liability in connection with a claim by, or in the right of, the corporation in which such officer or director was adjudged liable to the corporation or in connection with any other proceeding in which the officer or director was adjudged liable for receiving an improper personal benefit. However, a corporation may indemnify against the reasonable expenses associated with such proceeding. A corporation may not indemnify against breaches of the duty of loyalty. Florida law provides for mandatory indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened, regardless of whether such claim was by or in the right of the corporation, unless limited by the corporation’s articles of incorporation. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether the director or officer met the good faith and reasonable belief standards of conduct set out in the statute. Unless otherwise stated in the articles of incorporation, officers of a corporation are also entitled to the benefit of the above statutory provisions.

The Registrant’s amended and restated articles of incorporation provide that each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by Florida Law; provided that such indemnification will not be provided for any director or officer if a judgment or final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute (i) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (ii) a transaction in which the director or officer derived an improper personal benefit, (iii) in the case of a director, a circumstance under which the liability provisions of Florida Statute 607.0834 are applicable, or (iv) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor.

The right of any director or officer of the Corporation to indemnification conferred in the Registrant’s amended and restated articles of incorporation shall also include the right to be paid by the Registrant the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Florida law.

The Registrant may, by action of the Registrant’s board of directors, provide indemnification to such of the employees and agents of the Registrant to such extent and to such effect as the Registrant’s board of directors shall determine to be appropriate and authorized by Florida law.

Item 7.                 Exemption from Registration Claimed.

Not applicable.

Item 8.                 Exhibits.

Exhibit No.	Exhibit

4.1
Amended and Restated Certificate of Incorporation of C1 Financial, Inc. (filed as Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-197360) and incorporated by reference herein)

4.2	Amended and Restated Bylaws of C1 Financial, Inc. (filed as Exhibit 3.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-197360) and incorporated by reference herein)

5	Opinion of Shutts & Bowen LLP as to the legality of the securities being registered

23.1	Consent of Crowe Horwath LLP, independent registered public accounting firm

23.2	Consent of Shutts & Bowen LLP (included in the opinion filed as Exhibit 5)

24	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	C1 Financial, Inc. 2014 Omnibus Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197360) and incorporated by reference herein)

99.2	C1 Financial, Inc. Employee Stock Purchase Plan (filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197360) and incorporated by reference herein)

Item 9. Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida on August 21, 2014.

C1 FINANCIAL, INC.

By:	/s/ Trevor R. Burgess
	Name:	Trevor R. Burgess
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Trevor R. Burgess and Cristian A. Melej, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Trevor R. Burgess	Chief Executive Officer and Director (principal executive officer)	August 21, 2014
Trevor R. Burgess
/s/ Cristian A. Melej	Chief Financial Officer (principal financial and accounting officer)	August 21, 2014
Cristian A. Melej
/s/ William H. Sedgeman, Jr.	Chairman and Director	August 21, 2014
William H. Sedgeman, Jr.
/s/ Brian D. Burghardt	Director	August 21, 2014
Brian D. Burghardt
/s/ Phillip L. Burghardt	Director	August 21, 2014
Phillip L. Burghardt
/s/ Marcelo Faria de Lima	Director	August 21, 2014
Marcelo Faria de Lima
/s/ Robert P Glaser	Director	August 21, 2014
Robert P. Glaser
/s/ Neil D. Grossman	Director	August 21, 2014
Neil D. Grossman
/s/ Duane L. Moore	Director	August 21, 2014
Duane L. Moore
/s/ Kathryn B. Pemble	Director	August 21, 2014
Kathryn B. Pemble
/s/ Adelaide Alexander Sink	Director	August 21, 2014
Adelaide Alexander Sink
/s/ Ryan L. Snyder	Director	August 21, 2014
Ryan L. Snyder

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1
Amended and Restated Certificate of Incorporation of C1 Financial, Inc. (filed as Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-197360) and incorporated by reference herein)

4.2	Amended and Restated Bylaws of C1 Financial, Inc. (filed as Exhibit 3.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-197360) and incorporated by reference herein)

5	Opinion of Shutts & Bowen LLP as to the legality of the securities being registered

23.1	Consent of Crowe Horwath LLP, independent registered public accounting firm

23.2	Consent of Shutts & Bowen LLP (included in the opinion filed as Exhibit 5)

24	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	C1 Financial, Inc. 2014 Omnibus Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197360) and incorporated by reference herein)

99.2	C1 Financial, Inc. Employee Stock Purchase Plan (filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197360) and incorporated by reference herein)